EXHIBIT 5.1

TroyGould PC
1801 Century Park East, 16th Floor

Los Angeles, California 90067

April 30, 2024

Lixte Biotechnology Holdings, Inc.

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Lixte Biotechnology Holdings, Inc., a Delaware corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the Company’s offer, sale, and issuance from time to time, pursuant to Rule 415 under the Securities Act, of the following securities of the Company with an aggregate public offering price of up to $50,000,000: (1) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); (2) shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”), which may be issued in one or more series; (3) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture proposed to be entered into by the Company and a trustee (the “Trustee”) to be named in the indenture, the form of which is included as an exhibit to the Registration Statement, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”); (4) warrants to purchase shares of Common Stock, shares of Preferred Stock, or Debt Securities, or any combination of such securities (“Warrants”); (5) stock purchase rights (the “Rights”) entitling or obligating the holders thereof to purchase Common Stock or Preferred Stock from the Company at a future date or dates which will be issued pursuant to a rights agreement (the “Rights Agreement”) to be entered into between the Company and a rights agent (the “Rights Agent”); and (6) units consisting of any combination of shares of Common Stock, shares of Preferred Stock, Debt Securities, and/or Warrants (“Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights and the Units plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units that may be registered pursuant to any subsequent registration statement that the Company hereafter files with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement collectively are referred to in this opinion letter as the “Securities”. The Registration Statement also relates to an aggregate of 583,334 shares of Common Stock (the “Resale Shares”) for offer and resale by the selling stockholder identified in the Registration Statement issuable by the Company upon exercise of currently outstanding common stock warrants (the “Selling Stockholder Warrants”). The Registration Statement includes two prospectuses (each, a “Prospectus”), which state that they will be supplemented from time to time by one or more supplements setting forth the specific terms of each offering of Securities (each, a “Prospectus Supplement”).

This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering the opinions expressed below, we have reviewed and relied upon originals or copies of (1) the Registration Statement, (2) the Company’s Certificate of Incorporation, as amended, including the Company’s Certificate of Designations of Series A Preferred Stock, as presently in effect (the “Certificate of Incorporation”), (3) the Company’s Amended and Restated Bylaws, as presently in effect (the “Bylaws”), (4) the resolutions adopted by the Company’s Board of Directors (the “Board of Directors”) pertaining to the Registration Statement, the Securities, and related matters, and (5) such certificates of public officials and officers of the Company, and such records of the Company and other documents, as we have deemed necessary or appropriate as a basis for our opinions. We also have reviewed such matters of the law described in the following paragraph as we considered necessary or appropriate as a basis for the opinions expressed below.

Lixte Biotechnology Holdings, Inc.

April 30, 2024

The law covered by our opinions expressed below is limited to (1) the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”), including applicable rules and regulations promulgated under the Delaware Corporation Law and applicable reported judicial decisions interpreting the Delaware Corporation Law, (2) the internal laws of the State of California, excluding laws, rules, and regulations of any counties, cities, municipalities, and local agencies within California, and (3) with respect only to the opinions expressed below in paragraph 3, 4 and 6 below regarding Debt Securities, Warrants and Units the internal laws of the State of New York, excluding laws, rules, and regulations of any counties, cities, municipalities, and local agencies within New York.

We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed below concern only laws that are in effect on the date of this opinion letter. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion letter, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement other than as expressly stated in this opinion letter with respect to the issuance of the Securities.

Based upon and subject to the foregoing and the additional assumptions, qualifications, and limitations set forth below, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company pursuant to the Registration Statement, when (a) the issuance and the terms of the offering of such shares of Common Stock have been duly authorized and approved by all necessary corporate action by the Board of Directors in conformity with the Delaware Corporation Law and the Certificate of Incorporation, and (b) such shares have been duly issued and delivered against payment of their full purchase price in an amount not less than the par value of such shares and in accordance with the duly executed and delivered applicable purchase, underwriting, or similar agreement approved by the Board of Directors and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise, conversion, or exchange of any Securities that are exercisable for, convertible into, or exchangeable for Common Stock, when such shares of Common Stock have been duly issued and delivered as contemplated by the exercise, conversion, or exchange terms of such Securities). In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware Corporation Law.

2. With respect to any shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement, when (a) the issuance and the terms of the offering of such shares of Preferred Stock have been duly authorized and approved by all necessary corporate action by the Board of Directors in conformity with the Delaware Corporation Law and the Certificate of Incorporation, including a duly adopted certificate of designations setting forth the rights, preferences, and privileges of such series of Preferred Stock conforming to the Delaware Corporation Law and filed with the Secretary of State of the State of Delaware, and (b) such shares have been duly issued and delivered against payment of their full purchase price in an amount not less than the par value of such shares and in accordance with the duly executed and delivered applicable purchase, underwriting, or similar agreement approved by the Board of Directors and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise, conversion, or exchange of any Securities that are exercisable for, convertible into, or exchangeable for Preferred Stock, when such shares of Preferred Stock have been duly issued and delivered as contemplated by the exercise, conversion, or exchange terms of such Securities), such shares of Preferred Stock will be validly issued, fully paid, and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware Corporation Law.

Lixte Biotechnology Holdings, Inc.

April 30, 2024

3. With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, when (a) the Applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (b) the Trustee has been duly qualified to act as trustee under the Applicable Indenture following the filing of a Form T-1 with the Commission, (c) the issuance and the terms of the offering of such Debt Securities have been duly authorized and approved by all necessary corporate action by the Board of Directors, (d) the Applicable Indenture has been duly executed and delivered by the Company following authorization and approval by all necessary corporate action by the Board of Directors, (e) the Applicable Indenture has been duly executed and delivered by the Trustee, (f) such Debt Securities have been duly executed, authenticated, issued, and delivered against payment of their full purchase price and in accordance with the Indenture, the duly executed and delivered applicable purchase, underwriting, or similar agreement approved by the Board of Directors, and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise, conversion, or exchange of any Securities that are exercisable for, convertible into, or exchangeable for Debt Securities, when such Debt Securities have been duly issued and delivered as contemplated by the exercise, conversion, or exchange terms of such Securities), and (g) any Securities that are issuable upon conversion of such Debt Securities have been duly authorized and approved (and, if applicable, reserved for issuance) by all necessary corporate action by the Board of Directors, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any Warrants offered by the Company pursuant to the Registration Statement, when (a) the issuance and the terms of the offering of such Warrants have been duly authorized and approved by all necessary corporate action by the Board of Directors, (b) such Warrants have been duly executed, issued, and delivered against payment of their full purchase price and in accordance with the duly executed and delivered applicable warrant, purchase, underwriting, or similar agreement approved by the Board of Directors and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, and (c) the Securities that are issuable upon exercise of such Warrants have been duly authorized and approved (and, if applicable, reserved for issuance) by all necessary corporate action by the Board of Directors, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to any Rights offered by the Company pursuant to the Registration Statement, when (a) the issuance and terms of the offering of such Rights have been duly authorized and approved by all necessary corporate action by the Board of Directors. (b) a Rights Agreement relating to such Rights has been duly authorized, executed and delivered by the Company and duly executed by the Rights Agent named in the Rights Agreement; (c) if such Rights relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (d) if such Rights relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken, and (e) certificates representing such Rights have been duly executed, countersigned and registered in accordance with the Rights Agreement and have been duly delivered in accordance with the Rights Agreement against payment of the agreed consideration therefor, such Rights will constitute valid and binding obligations of the Company in accordance with their terms.

6. With respect to any Units offered by the Company pursuant to the Registration Statement, when (a) the issuance and the terms of the offering of such Units have been duly authorized and approved by all necessary corporate action by the Board of Directors, (b) such Units have been duly issued and delivered (and, if such Units are represented by certificates, such certificates representing Units have been duly executed and delivered) against payment of their full purchase price and in accordance with the duly executed and delivered applicable unit, purchase, underwriting, or similar agreement approved by the Board of Directors and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, and (c) the Securities that are issuable as part of or upon exercise of such Units have been duly authorized and approved (and, if applicable, reserved for issuance) by all necessary corporate action by the Board of Directors, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to any Resale Shares offered by the Company pursuant to the Registration Statement, the Resale Shares, when issued and delivered by the Company upon exercise of the Selling Stockholder Warrants in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable.

Lixte Biotechnology Holdings, Inc.

April 30, 2024

With your permission, we have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed above are subject to, and limited and qualified by the effect of, the following assumptions: (1) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete, and all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement will be declared effective under the Securities Act prior to the Company’s offer, sale, or issuance of any Securities, and such effectiveness will not be suspended or terminated as of the date of the offer, sale, or issuance of any Securities; (3) the Board of Directors will adopt resolutions duly authorizing each offer, sale, and issuance of the Securities and establishing the terms of the offering of such Securities, and such resolutions will not be rescinded and will not be modified in a manner that adversely affects the opinions expressed above; (4) in compliance with the Securities Act and the rules and regulations thereunder, the Company will prepare and file with the Commission a Prospectus Supplement describing the terms of each offering of any Securities in compliance with the Securities Act and the rules and regulations thereunder; (5) a definitive purchase, underwriting, warrant, rights agreement, unit, or similar agreement will be duly executed and delivered by the Company and the other parties thereto with respect to each offer, sale, and issuance of any Securities, and each such agreement will constitute the valid and binding obligation of each party other than the Company enforceable against each party other than the Company in accordance with its terms; (6) if Debt Securities are issued, the Applicable Indenture will be duly executed and delivered by the Trustee and will constitute the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and the executed Applicable Indenture will not differ in any material respect from the form of Applicable Indenture that is filed as an exhibit to the Registration Statement; (7) if Rights are issued, a Rights Agreement will be duly executed and delivered by the Rights Agent and will constitute the valid and binding obligation of the Rights Agent, enforceable against the Rights Agent in accordance with its terms; (8) the number of shares of Common Stock or Preferred Stock, as applicable, to be issued pursuant to the Registration Statement, the Prospectus, and any Prospectus Supplement, together with the number of then-outstanding shares of Common Stock or Preferred Stock, will not exceed the number of shares of Common Stock or Preferred Stock authorized in the Certificate of Incorporation; (9) in connection with each issuance of any Securities, the Company will duly execute and deliver stock certificates, promissory notes, warrant certificates, or unit certificates, as applicable, in the form filed, or to be filed, by the Company as exhibits to the Registration Statement or in the form of the applicable documents to be filed by the Company with the Commission and incorporated by reference into the Registration Statement, provided, that, with respect to any Common Stock, Preferred Stock, or Units issued on an uncertificated basis, the Company will comply with applicable law regarding notice requirements and the documentation of uncertificated securities; (10) all Securities will be offered, sold, and issued by the Company in compliance with applicable federal and state securities laws, rules, and regulations, including, without limitation, the Securities Act and the Trust Indenture Act, and the rules and regulations thereunder, and in the manner stated in the Registration Statement, the Prospectus, and the applicable Prospectus Supplement; (11) the Company’s offer, sale, and issuance of the Securities, and compliance with any definitive purchase, underwriting, warrant, rights agreement, unit, or similar agreement, or with the Applicable Indenture, pertaining to such offer, sale, and issuance, will not constitute a default under, or a breach of, any agreement to which the Company is a party or is otherwise subject, and neither the Certificate of Incorporation nor the Bylaws will be amended after the date of this opinion letter in a manner that would cause such offer or sale of any Securities to constitute a violation of the Certificate of Incorporation or Bylaws; (12) each purchase, underwriting, warrant, rights agreement unit, or similar agreement pertaining to the offer, sale, and issuance of any Securities will be governed by the internal laws of the State of California, except that the Applicable Indenture, and any related promissory notes will be governed by the internal laws of the State of New York; (13) if any Securities are issued by the Company upon the exercise, conversion, or exchange of other Securities, the exercise, conversion, or exchange terms of such Securities, as applicable, will be complied with; and (14) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic and complete; all documents submitted to us as certified, electronic, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic and complete; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

Lixte Biotechnology Holdings, Inc.

April 30, 2024

Our opinions are subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium, and other similar laws and court decisions relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, and fair dealing, and the discretion of the court before which a proceeding is brought, and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or otherwise illegal. Furthermore, we neither express nor imply any opinion as to (1) any provision for liquidated damages, default interest, default charges, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty, (2) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (3) waivers of rights or defenses, (4) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (5) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (6) the creation, validity, attachment, perfection, or priority of any lien or security interest, (7) advance waivers of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (8) waivers of broadly or vaguely stated rights, (9) provisions for exclusivity, election, or cumulation of rights or remedies, (10) provisions authorizing or validating conclusive or discretionary determinations, (11) grants of setoff rights, (12) proxies, powers, and trusts, (13) any law, rule, or regulation relating to usury, (14) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, or (15) the severability, if invalid, of provisions to the foregoing effect. We neither express nor imply any opinion regarding the validity, binding effect, or enforceability of any agreement except to the extent expressly stated above in this opinion letter.

This opinion letter is rendered to you in connection with the Registration Statement and may not be relied upon by you for any other purpose. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving our consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC